EXHIBIT 99.1

Ontrak Announces Registered Direct Offering for Aggregate Gross Proceeds of $4.0 Million Priced At-The-Market Under Nasdaq Rules

Henderson, NV – August 2, 2022 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), announced today that it has entered into a securities purchase agreement with institutional investors for the purchase and sale of shares of its common stock at a purchase price of $0.80 per share in a registered direct offering. The per share purchase price is at-the-market in accordance with Nasdaq rules.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company is expected to be approximately $4.0 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital or to pay down outstanding debt.

The offering is expected to close on or about August 4, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock are being offered by Ontrak pursuant to a “shelf” registration statement on Form S-3 (File No. 333-259329) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on September 3, 2021, and declared effective by the SEC on September 16, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, when available, electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained from Roth Capital Partners, LLC, 57 W. 57th St., 18th Floor, New York, NY 10019, by email at rothecm@roth.com or by phone at 949-720-5700.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates, and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with behavioral health provider visits and dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, the impact of changes in management and organizational structure, changes in regulations or issuance of new regulations or interpretations, limited operating history, our ability to execute our business plan, risks of retaining key personnel and customers, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and liquidity and our ability to continue as a going concern, conditions precedent to funding the Keep Well Agreement we entered into with an affiliate of Terren Peizer and ongoing covenants associated with such arrangement, our ability to raise additional capital when needed and the dilutive effect of additional capital.. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrakhealth.com

-2-